Exhibit 99.1

URANIUM ENERGY CORP.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

(Expressed in thousands U.S. Dollars)

On December 17, 2021, Uranium Energy Corp. (the “Company” or “UEC”) completed the acquisition of 100% of all the issued and outstanding common shares of Uranium One Americas Inc. (“U1A”), a Nevada corporation, for total cash consideration of $125,593 in cash together with an additional $2,902 in working capital adjustment (the "U1A Acquisition"). Subsequent to the completion of the U1A Acquisition, UEC changed the name of U1A to UEC Wyoming Corp. (“UEC Wyoming”) and, in conjunction therewith, UEC also changed the name of U1A’s wholly owned subsidiary, Uranium One USA Inc., a Delaware corporation, to UEC Uranium Corp.

The following unaudited pro forma combined financial information has been prepared in accordance with Article 11 of Regulation S-X and adjusted to give effect to the U1A Acquisition.

The unaudited pro forma combined statement of operations and comprehensive loss for the year-ended July 31, 2022, combine the historical statements of operations and comprehensive loss of UEC and U1A, giving effect to the U1A Acquisition as if they had occurred on August 1, 2021. The unaudited pro forma combined statement of operations for the year ended July 31, 2022 (“Fiscal 2022”), combines the historical consolidated statements of operations of the Company for the year ended July 31, 2022 and U1A for the period from August 1, 2021, to December 17, 2022. A pro forma combined balance sheet has been omitted from this filing, as a historical balance sheet reflecting the U1A Acquisition has already been filed within the Company's Annual Report on Form 10-K for the year ended July 31, 2022.

The unaudited pro forma combined financial information is provided for informational purposes only and does not purport to represent the Company’s actual results of operations had the U1A Acquisition occurred on the dates indicated nor does it project the Company’s results of operations for any future period or date. The Company has prepared the unaudited pro forma combined financial information based on available information using certain assumptions that it believes are reasonable. Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma combined statement of operations. As a result, the actual results reported by the combined company in periods following the U1A Acquisition may differ significantly from this unaudited pro forma combined financial information. The unaudited proforma combined financial information does not reflect any cost savings, or operating synergies resulting from the acquisition or the cost necessary to achieve cost savings, or operating synergies or other costs relating to the integration of the two companies.

The unaudited pro forma combined financial information was based on, and should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma combined financial information;

•

UEC’s audited consolidated statement of operations and comprehensive loss for Fiscal 2022 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on September 29, 2022; and

•

the Amendment No. 2 on Form 8-K/A that amends the Original Form 8-K to include the historical audited and unaudited financial statements of U1A and the pro forma combined financial information required by item 9.01 filed with the Securities and Exchange Commission on March 4, 2022.

URANIUM ENERGY CORP.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

FOR THE YEAR ENDED JULY 31, 2022

(Expressed in thousands U.S. Dollars, except for share data)

	Historical		Pro forma adjustments
	Uranium Energy Corp. (As reported)	U1A (August 1, 2021 to December 17, 2021)	Acquisition	Notes	Uranium Energy Corp. Pro Forma
SALES AND SERVICE REVENUE	23,161	135			23,296
COSTS OF SALES AND SERVICES	(15,868)	(114)			(15,982)
GROSS PROFIT	7,293	21			7,314

OPERATING COSTS
Mineral property expenditures	10,154	1,144			11,298
General and administrative	15,026	729			15,755
Acquisition-related costs	3,444				3,444
Depreciation, amortization and accretion	1,379	626	653	Note 3A	2,658
TOTAL OPERATING COSTS	30,003	2,499	653		33,155
LOSS FROM OPERATIONS	(22,710)	(2,478)	(653)		(25,841)

OTHER INCOME (EXPENSES)
Interest expenses and finance costs	(1,519)	(13,717)	13,569	Note 3B	(1,667)
Income from equity-accounted investments	4,126				4,126
Debt receivable recovery	18,342			Note 4	18,342
Gain on settlement of debt receivable	1,780			Note 4	1,780
Gain on disposition of assets	6,427			Note 4	6,427
Unrealized loss on equity securities	(1,898)				(1,898)
Realized gain on equity securities	547				547
Other income	152				152
OTHER INCOME (EXPENSES)	27,957	(13,717)	13,569		27,809
INCOME (LOSS) BEFORE INCOME TAXES	5,247	(16,195)	12,916		1,968

DEFERRED TAX BENEFIT	5			Note 5	5
NET INCOME (LOSS) FOR THE YEAR	5,252	(16,195)	12,916		1,973

OTHER COMPREHENSIVE LOSS
Translation loss	(679)				(679)
TOTAL OTHER COMPREHENSIVE LOSS	(679)				(679)
TOTAL COMPREHENSIVE INCOME (LOSS) FOR THE YEAR	4,573	(16,195)	12,916		1,294

NET INCOME PER SHARE
BASIC	0.02				0.00
DILUTED	0.02				0.00
WEIGHTED AVERAGE NUMBER OF BASIC SHARES OUTSTANDING	271,019,472				271,019,472
WEIGHTED AVERAGE NUMBER OF SHARES DILUTED OUTSTANDING	280,102,073				280,102,073

See Accompanying Notes to the Unaudited Pro Forma Combined Statement of Operations and Comprehensive Loss.

Uranium Energy Corp.

NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

For the year ended July 31, 2022

(Unaudited, expressed in thousands of U.S. Dollars, except for share data)

NOTE 1:                  BASIS OF PREPARATION

The unaudited pro forma combined financial information has been adjusted to give effect to pro forma events that are directly attributable to the U1A Acquisition. The unaudited pro forma combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses."

The U1A Acquisition was accounted for under the acquisition method of accounting in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”) with the Company being the accounting acquirer. Under the acquisition method, all assets acquired and liabilities assumed in a business combination are recognized and measured at their assumed acquisition date fair value. The Company used its best estimates and assumptions to assign fair values to the assets acquired and liabilities assumed at the acquisition date using assumptions that the Company’s management believes are reasonable utilizing information currently available. The purchase price allocation analysis was completed as of July 31, 2022 to assign fair values to all assets acquired and liabilities assumed as part of the U1A Acquisition and included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on September 29, 2022.

In order to prepare the pro forma financial information, UEC performed a review of U1A accounting policies to identify significant differences from the accounting policies used to prepare UEC’s historical financial statements. Based on this preliminary review, the Company has not identified accounting policies applicable to similar transactions undertaken by U1A that significantly depart from those followed by the Company and would have a significant impact on the pro forma combined financial statements.

Currency amounts are reported in U.S. dollars, except per share amounts.

NOTE 2:                  CALCULATION OF PURCHASE CONSIDERATION AND PURCHASE PRICE ALLOCATION

On December 17, 2021, the Company completed the U1A Acquisition and as of July 31, 2022, completed the analysis to assign fair values to all assets acquired and liabilities assumed and, therefore, the purchase price allocation for the U1A Acquisition is final.

The table below sets forth the consideration paid and the fair value of the assets acquired and liabilities assumed for the U1A Acquisition:

Purchase Consideration
Consideration paid:
Cash	125,593
Working capital adjustment	2,902
Total consideration paid:	128,495

Assets acquired and liabilities assumed:
Cash and cash equivalents	1,183
Prepaid expenses and deposits	1,550
Other current assets	73
Inventories	192
Mineral rights and properties	110,693
Property, plant and equipment	13,004
Restricted cash	13,755
Debt receivable	-
Other non-current assets	1,613
Total assets:	142,063

Accounts payable and accrued liabilities	96
Other liabilities	765
Asset retirement obligations	12,707
Total liabilities:	13,568

Total net assets	128,495

The U1A Acquisition was accounted for as a business combination with UEC identified as the acquirer. In accordance with the acquisition method of accounting, the purchase price has been assigned to the assets acquired, and the liabilities assumed, based on their estimated fair values at the acquisition date. In connection with the U1A Acquisition, UEC incurred acquisition-related costs of $3,444, which were expensed in Fiscal 2022.

Uranium Energy Corp.

NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

For the year ended July 31, 2022

(Unaudited, expressed in thousands of U.S. Dollars, except for share data)

NOTE 3:                  PRO FORMA TRANSACTION ACCOUNTING ADJUSTMENTS TO THE UNAUDITED COMBINED PRO FORMA STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

Notes	Description
A	Pro forma property, plant and equipment depreciation expense and accretion expense to the asset retirement obligation adjustments:
	Reversal of the total depreciation and accretion expenses	(626)
	Depreciation expenses calculated based on the fair value of property plant, and equipment at the date of the U1A Acquisition	1,016
	Accretion expenses calculated based on the fair value of the asset retirement obligation at the date of the U1A Acquisition.	263
		653
B	Reflects the reversal of interest charges on U1A’s long-term debt to its related party, which was settled prior to the closing of U1A Acquisition.

NOTE 4:                  NON-RECURRING TRANSACTION

In connection with the U1A Acquisition, UEC acquired certain indebtedness totaling $18,342 due from Anfield, which was owed to U1A prior to the closing of the U1A Acquisition (the “Anfield Debt”). UEC assigned a value of $Nil to the Anfield Debt, net of the expected credit loss on the preliminary purchase price allocation given that the probability of the Anfield Debt being collectable was remote at December 17, 2021.

On April 19, 2022, UEC and Anfield entered into a debt settlement agreement (the “Settlement Agreement”) whereas both parties agreed to settle the debt on the following terms and conditions:

1.	Settlement of Debt
	i.	Payment by Anfield to UEC of $9,171 in cash, representing one-half of the Debt from funds raised through an equity financing of Anfield.
	ii.	Issuance by Anfield to UEC in units of Anfield having an average deemed issue price of $9,171, representing the other one-half of the Debt.

2.	Property Swap
Concurrent with entering into the Settlement Agreement, UEC and Anfield also entered into a property swap agreement (the “Swap Agreement”) exchanging all right, title and interest in and to UEC’s Slick Rock Project and Long Park Project located in Colorado with a carrying value of $92, with all right, title and interest in and to certain Anfield’s in situ recovery uranium projects, located in Wyoming with a fair value of $6,500. As a result, UEC recorded a gain of $6,408 on disposition of assets on its consolidated statements of operations and comprehensive income for Fiscal 2022.

The Anfield Debt to UEC was settled through the payment of $9,171 in cash plus the issuance to UEC of 96,272,918 units of Anfield (each, an “Anfield Unit”), which were issued at a deemed price of approximately $9,171. Each Anfield Unit is comprised of one common share of Anfield (each, an “Anfield Share”) plus one Anfield share purchase warrant (each, an “Anfield Warrant”), with each Anfield Warrant entitling UEC to acquire one Anfield Share at a price of CAD$0.18 per Anfield Share until May 12, 2027. The securities underlying the Anfield Units are subject to certain resale restrictions. As a result, UEC now owns approximately 16% of Anfield’s outstanding shares.

The Debt Settlement closed on June 7, 2022, whereby UEC received $9,171 in cash and Anfield Units being comprised of 96,272,918 Anfield Shares and Anfield Warrants. Therefore, the full credit loss recognized on the receivable was considered recovered as of this date.

Consequently, UEC reversed the entire expected credit loss on the debt receivable and recognized a recovery on debt receivable of $18,342 on its consolidated statements of operations and comprehensive income for Fiscal 2022. The fair value of the cash and the Anfield Common Shares and Anfield Warrants totaled $20,122, which exceeded the amounts of $18,342 previously written off at the date of U1A Acquisition by $1,780. In accordance with ASC 326 Financial Instruments – Credit Loss, as amended by ASU 2019-04, “expected recoveries of amounts previously written off and expected to be written off shall be included in the valuation account and shall not exceed the aggregate of amounts previously written off and expected to be written off by an entity.” As a result, UEC recorded a gain of $1,780 on settlement of the Anfield Debt receivable on its consolidated statements of operations and comprehensive income for Fiscal 2022.